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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

K-III COMMUNICATIONS CORPORATION:

    We consent to the use in this Registration Statement of K-III Communications Corporation on Form S-3 of our report dated January 29, 1997 (March 19, 1997 as to Note 26), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 29, 1997 (March 19, 1997 as to Note
26) relating to the financial statement schedules appearing elsewhere in this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York
March 26, 1997